AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1998

                                                       REGISTRATION NO. 333-8935
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                     TO THE FORM S-1 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                   HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

             (Exact name of registrant as specified in its charter)


   Delaware                          2721                        54-1799019
   --------                          ----                        ----------
(State or Other               (Primary Standard                 (IRS Employer
Jurisdiction of            Industrial Classification            Identification
Incorporation or                   Number)                         Number)
Organization)

                           ---------------------------

                     1320 Old Chain Bridge Road -- Suite 220
                             McLean, Virginia 22101
                                 (703) 883-1836
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                           ---------------------------

                                    Copy To:

                              Carl N. Duncan, Esq.
                            Duncan, Blum & Associates
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                                 (301) 263-0200

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the effective date of Registrant's forthcoming
             Post-Effective Amendment to the Registration Statement


          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].


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

Registrant's Registration No. 333- 8935 was declared effective on February 13, 1998. In view of unsettled market conditions for much of the period since such Registration Statement was declared effective and associated necessary revisions to Registrant's business plan, the up to $12,500,000 offering was suspended in mid-October, pending the preparation and filing of a Post-Effective Amendment to reflect Registrant's new marketing plan, revised business plan, updated application of proceeds and related supporting and/or mandated disclosures (including financials and capitalization) for the renewed offering. It is expected that such Post-Effective Amendment reflecting such necessary cumulative changes will be submitted on or before December 15, 1998. It is expected that the offering will re-commence as soon as practicable after the effective date of such Post-Effective Amendment. (To the extent pertinent, Registrant has obtained bridge funding pursuant to an exempt private offering.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of McLean, and State of Virginia, on the 11th day of November, 1998.


                                  HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                                  By:   /s/ Michael L. Foudy
                                        ----------------------------------------
                                        Michael L. Foudy, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.

      Signatures                   Title                          Date
      ----------                   -----                          ----

   /s/Michael L. Foudy         President, CEO                November 11, 1998
 ---------------------          and Director
     Michael L. Foudy


  /s/Bradford W. Baker         Treasurer                     November 11, 1998
 ---------------------           Chief Financial and
  Bradford W. Baker              Accounting Officer


  /s/ Ron Alexenberg           Director                      November 11, 1998
 ---------------------
  Ron Alexenberg


  /s/ Thomas Burgum            Director                      November 11, 1998
 ---------------------
  Thomas Burgum


  /s/ Kirby Ralston            Director                      November 11, 1998
 ---------------------
  Kirby Ralston


 /s/ B. Eric Sivertsen         Director                      November 11, 1998
 ---------------------
  B. Eric Sivertsen